Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Bright Horizons Family Solutions Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated August 23, 2012, relating to the consolidated financial statements of Huntyard Limited as of and for the years ended December 31, 2011 and 2010, appearing in the Company’s Registration Statement on Form S-1 (No. 333-184579).

/s/ BDO LLP

London, United Kingdom

January 24, 2013